EXHIBIT 99.1

[Huron Consulting Group Logo]
NEWS

FOR IMMEDIATE RELEASE
April 27, 2006

Huron Consulting Group Reports First Quarter 2006 Financial Results

•	Revenues of $62.2 million for Q1 2006 increased 33.0% from $46.8 million in Q1 2005.
•	GAAP diluted earnings per share for Q1 2006 were $0.33 compared to $0.29 in Q1 2005. Excluding secondary costs, diluted earnings per share were $0.36 for Q1 2006.
•	Billable consultant headcount totaled 636 at March 31, 2006 compared to 498 at March 31, 2005.

CHICAGO - April 27, 2006 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced financial results for the first quarter ended March 31, 2006.

First Quarter 2006 Results
Revenues of $62.2 million for the first quarter of 2006 increased 33.0% from $46.8 million for the first quarter of 2005. The Company’s first quarter 2006 operating income was $9.7 million compared to $8.2 million in the first quarter of 2005. Net income was $5.6 million, or $0.33 per diluted share, for the first quarter of 2006 compared to $4.8 million, or $0.29 per diluted share, for the comparable quarter last year.

“Huron Consulting Group performed well in the first quarter, driven by strong demand in our Disputes & Investigations practice with its continued work on high profile financial investigations. Our Higher Education and Legal Business Consulting practices also showed impressive growth in the marketplace. The other practices in Huron’s balanced portfolio continued to meet our expectations,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group. “Demand for Huron’s services in the marketplace continues to look robust and we are optimistic about the remainder of the year.”

First quarter 2006 earnings before interest, taxes, depreciation and amortization (“EBITDA”) (4) were $11.3 million, or 18.1% of revenues, compared to $9.1 million, or 19.4% of revenues, in the comparable quarter last year. Adjusted EBITDA (4), which excludes costs associated with a secondary offering of the Company’s common stock and share-based compensation expense, totaled $14.1 million in the first quarter of 2006, or 22.7% of revenues, compared to $10.5 million, or 22.4% of revenues, in the comparable quarter last year.

Billable consultant headcount totaled 636 at March 31, 2006 compared to 498 at March 31, 2005, while the utilization rate was 77.5% during the first quarter of 2006 compared with 76.3% during the same period last year. Average billing rate per hour increased to $255 for the first quarter of 2006 from $250 for the first quarter of 2005.

First Quarter 2006 Segment Performance
Both of the Company’s segments - Financial Consulting and Operational Consulting - continued to show strong improvements in demand and solid revenue growth.

Revenues for the Financial Consulting segment were $35.2 million for the first quarter of 2006, increasing 43.4% from $24.6 million in the first quarter of 2005. Segment operating income increased 34.6% to $13.4 million from $10.0 million in the same quarter a year ago. As of the end of the quarter, the Financial Consulting segment had 303 consultants, up 17.9% from a year ago. Utilization for the quarter was 83.6% compared to 74.3% a year ago. Average billing rate per hour for the segment increased to $277 from $274 the same period a year ago.

Revenues for the Operational Consulting segment were $27.0 million for the first quarter of 2006, increasing 21.5% from $22.2 million in the first quarter of 2005. Segment operating income increased 13.5% to $9.9 million from $8.8 million during the same period a year ago. As of the end of the quarter, the Operational Consulting segment had 333 consultants, up 38.2% from a year ago. Utilization for the quarter was 71.9% compared to 78.6% in the first quarter of 2005, as a large number of new consultants were integrated into the segment during the last half of 2005. Average billing rate per hour for the segment increased to $230 from $228 in the prior year.

Secondary Offering
On February 8, 2006, Huron completed its secondary offering of 6,300,000 shares of common stock by HCG Holdings LLC at the public offering price of $27.00 per share. The underwriters of the Company’s secondary offering also exercised in full the over-allotment option to purchase an additional 945,000 shares of common stock from the selling stockholder in the offering. This reduces HCG Holdings LLC’s ownership of the Company to 8.5%.

Acquisition of the Assets of Galt & Company
On April 3, 2006, Huron acquired the assets of Galt & Company. Galt is a specialized advisory firm that designs and implements corporate-wide programs to improve shareholder returns. The partners of Galt & Company have been associated with some of the more notable corporate revitalizations in recent years, including those at Gillette and Alcan.

Under the terms of the purchase agreement, Huron has acquired Galt & Company for approximately $20 million. Additional consideration is payable if specific performance targets are met over a four-year period. Galt & Company had unaudited 2005 calendar year revenues of approximately $17 million. For reporting purposes, Galt & Company’s business will be included in Huron’s Operational Consulting segment.

Outlook for Second Quarter and Remainder of 2006
Outlook for the second quarter of 2006 and the remainder of 2006 include Galt & Company revenue estimates.

Based on currently available information, the Company expects Q2 2006 revenues before reimbursable expenses in a range of $66 million to $68 million, operating income in a range of $9 million to $11 million, and between $0.29 and $0.34 in diluted earnings per share.

The Company anticipates full year 2006 revenues before reimbursable expenses in a range of $263 million to $268 million, operating income in a range of $41 million to $43 million, and between $1.36 and $1.43 in diluted earnings per share excluding secondary offering costs of approximately $0.03 per share. GAAP diluted earnings per share including secondary costs would then be in the range of $1.33 to $1.40. Share-based compensation expense of approximately $3 million and $11 million are included in the Q2 2006 and full year 2006 estimates, respectively. The operating income and diluted earnings per share guidance reflect the effects of the adoption of SFAS No. 123R and exclude costs associated with the recently completed secondary offering. Weighted average diluted share counts for 2006 are estimated to be 17.4 million for both Q2 and full year 2006.

First Quarter 2006 Webcast
The Company will host a webcast to discuss its financial results today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The webcast may be accessed at www.huronconsultinggroup.com. A rebroadcast will be available approximately two hours after the end of the webcast and for 90 days thereafter.

About Huron Consulting Group
Huron Consulting Group helps clients effectively address complex challenges that arise from litigation, disputes, investigations, regulation, financial distress, and other sources of significant conflict or change. We also help clients improve the overall efficiency and effectiveness of their operations, reduce costs, manage regulatory compliance, and maximize procurement efficiency. Huron provides services to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release, which are not historical in nature and concern Huron Consulting Group’s current expectations about the company’s reported results for 2006 and future results in 2006 are "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future results, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization and billing rates and number of consultants; that we are able to expand our service offerings through our existing consultants and new hires; and that existing market conditions do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Therefore you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our Form 10-K and in other documents we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
garyburge@huronconsultinggroup.com

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HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2006	2005
Revenues and reimbursable expenses:
Revenues	$62,187	$46,760
Reimbursable expenses	5,439	4,370
Total revenues and reimbursable expenses	67,626	51,130
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	35,990	25,944
Intangible assets amortization	76	—
Reimbursable expenses	5,538	4,387
Total direct costs and reimbursable expenses	41,604	30,331
Operating expenses:
Selling, general and administrative	14,841	11,723
Depreciation and amortization	1,508	847
Total operating expenses	16,349	12,570
Operating income	9,673	8,229
Other income:
Interest income, net	232	165
Other income	—	1
Total other income	232	166
Income before provision for income taxes	9,905	8,395
Provision for income taxes	4,309	3,568
Net income	$5,596	$4,827

Earnings per share:
Basic	$0.35	$0.31
Diluted	$0.33	$0.29

Weighted average shares used in calculating earnings per share:
Basic	16,077	15,547
Diluted	16,995	16,677

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$16,177	$31,820
Receivables from clients, net	34,770	29,164
Unbilled services, net	21,246	18,187
Income tax receivable	—	232
Deferred income taxes	14,110	12,553
Other current assets	7,897	5,799
Total current assets	94,200	97,755
Property and equipment, net	19,259	13,162
Deferred income taxes	2,978	2,154
Deposits and other assets	1,024	1,147
Intangible assets, net	629	844
Goodwill	14,637	14,637
Total assets	$132,727	$129,699

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,236	$2,671
Accrued expenses	7,289	4,357
Accrued payroll and related benefits	17,872	32,073
Income tax payable	2,666	491
Deferred revenues	4,127	4,609
Current portion of notes payable and capital lease obligations	1,138	1,282
Total current liabilities	35,328	45,483
Non-current liabilities:
Accrued expenses	186	274
Notes payable and capital lease obligations, net of current portion	2,129	2,127
Deferred lease incentives	9,569	6,283
Total non-current liabilities	11,884	8,684
Commitments and contingencies	—	—
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 17,608,266 and 17,397,312 shares issued at March 31, 2006 and December 31, 2005, respectively	176	174
Treasury stock, at cost, 229,045 and 148,933 shares at March 31, 2006 and December 31, 2005, respectively	(4,758)	(3,061)
Additional paid-in capital	64,990	58,908
Retained earnings	25,107	19,511
Total stockholders’ equity	85,515	75,532
Total liabilities and stockholders equity	$132,727	$129,699

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended March 31,
Segment Operating Results (in thousands):	2006	2005
Revenues and reimbursable expenses:
Financial Consulting	$35,197	$24,553
Operational Consulting	26,990	22,207
Total revenues	62,187	46,760
Total reimbursable expenses	5,439	4,370
Total revenues and reimbursable expenses	$67,626	$51,130

Operating income:
Financial Consulting	$13,446	$9,987
Operational Consulting	9,929	8,751
Total segment operating income	$23,375	$18,738

Other Operating Data:
Number of consultants (at period end) (1):
Financial Consulting	303	257
Operational Consulting	333	241
Total	636	498
Average number of consultants (for the period):
Financial Consulting	307	267
Operational Consulting	332	231
Total	639	498
Utilization rate (2):
Financial Consulting	83.6%	74.3%
Operational Consulting	71.9%	78.6%
Total	77.5%	76.3%
Average billing rate per hour (3):
Financial Consulting	$277	$274
Operational Consulting	$230	$228
Total	$255	$250

(1)	Consultants consist of our billable professionals, excluding interns and independent contractors.

(2)
We calculate the utilization rate for our consultants by dividing the number of hours all our consultants worked on client assignments during a period by the total available working hours for all of our consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(3)	Average billing rate per hour is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

HURON CONSULTING GROUP INC.

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (4)
(in thousands)

	Three months ended March 31,
	2006	2005
Revenues	$62,187	$46,760

Operating income	$9,673	$8,229
Add back:
Depreciation and amortization	1,584	847
Earnings before interest, taxes, depreciation and amortization (EBITDA) (4)	11,257	9,076
Add back:
Share-based compensation	2,263	1,410
Secondary offering costs	567	—
Total adjusted items	2,830	1,410
Adjusted EBITDA (4)	$14,087	$10,486
Adjusted EBITDA as a percentage of revenues	22.7%	22.4%

RECONCILIATION OF NET INCOME TO NET INCOME BEFORE SECONDARY OFFERING COSTS AND ADJUSTED NET INCOME BEFORE CERTAIN CHARGES (4)
(in thousands)

	Three months ended March 31,
	2006	2005
Net income	$5,596	$4,827
Diluted earnings per share	$0.33	$0.29

Add back: Secondary offering costs, net of tax	567	—
Net income before secondary offering costs (4)	$6,163	$4,827
Diluted earnings per share before secondary offering costs (4)	$0.36	$0.29

Add back other adjustments:
Amortization of intangible assets	215	—
Share-based compensation	2,263	1,410
Tax effect	(1,016)	(567)
Total adjustments, net of tax	1,462	843
Adjusted net income before certain charges (4)	$7,625	$5,670
Adjusted diluted earnings per share before certain charges (4)	$0.45	$0.34

(4)  In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA and adjusted net income, which are non-GAAP measures. Management believes that the use of such measures, as supplements to operating income, net income and other GAAP measures, are useful indicators of the Company’s financial performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Additionally, these measures exclude certain items to provide better comparability from period to period. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.